UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 16, 2009, Casey’s General Stores, Inc. (the “Company”) conducted a conference call with investors concerning its financial results for the fourth fiscal quarter and year ended April 30, 2009. A copy of the transcript prepared by the host of the conference call is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2009, the Board of Directors (“Board”) approved salary and bonus arrangements for the Company’s executive officers, except for the Chief Executive Officer, and Vice Presidents for the fiscal year ending April 30, 2010. Consideration of the Chief Executive Officer’s salary and bonus arrangements was deferred until a later date. Further information concerning such arrangements is described in Exhibit 99.2 and is incorporated herein by reference. The Board also approved a 2009 Stock Incentive Plan, which will be submitted to the shareholders for approval (and which will not become effective unless approved by the shareholders) at the annual meeting to be held on September 18, 2009.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2009, and effective as of that date, the Board also approved amendments to the Company’s Amended and Restated Bylaws (“Bylaws”).

Briefly, the amendments replaced two existing “advance notice” Bylaw provisions (found in Article II, Section 8 and Article III, Section 3) with three new advance notice Bylaw provisions: one relating to shareholder nominations of director candidates and the other two relating to shareholder business proposals to be brought before annual and special meetings of shareholders. The amendments relating to shareholder business proposals provide that submissions relating to annual or special meetings must be timely submitted and in proper form, and must include (among other things) descriptions of (i) the proponent, (ii) the business proposed to be conducted and the reason for conducting such business at such meeting, (iii) any material interest the proponent may have in such business, and (iv) any agreements, arrangements, and understandings the proponent may have with other persons or entities in connection with the proposed business.

The amendments relating to the director nominations require proponents (among other things) to submit (i) certain biographical information about the candidate including that information which would be required to be disclosed in a proxy statement, (ii) a statement whether such proponent or persons associated with the proponent will solicit proxies with respect to the nominees, and (iii) a description of any material monetary agreements, arrangements, and understandings or other material relationships between the proponent and the nominee or any other persons in connection with the proponent and nominee relating to the nomination. In addition, the amendments to the Bylaws also require shareholder proponents to fully disclose all stock ownership interests, including derivatives, hedged positions and other economic and voting interests.

The amendments also consolidated several provisions relating to Board committees into a single Section (12) within Article III of the Bylaws. The limitations on the authority of the Executive Committee remains unchanged by the amendments, and all other Board committees will have the authority granted to them in their respective charters.

The amendments also included other nonsubstantive changes intended to update and clarify certain Bylaw provisions or conform them to current Iowa law.

The foregoing description of the amendments is qualified in its entirety by reference to the Second Amended and Restated Bylaws (effective as of June 10, 2009), filed herewith as Exhibit 3.2(a), and the copy marked to show the amendments, filed herewith as Exhibit 3.2(b), each of which is incorporated herein by reference.

Item 8.01.	Other Events.

On June 10, 2009, the Board, acting on a recommendation from its Shareholder Ad Hoc Committee, also resolved to allow the Company’s existing Shareholder Rights Plan (“Plan”) to expire on its own terms at the Plan’s stated expiration date of June 14, 2009.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date:	June 16, 2009
		By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2(a)	Second Amended and Restated Bylaws of Casey’s General Stores, Inc. (effective as of June 10, 2009)

3.2(b)	Second Amended and Restated Bylaws of Casey’s General Stores, Inc. (marked copy showing amendments effective as of June 10, 2009)

99.1	Transcript of conference call conducted by Casey’s General Stores, Inc. on June 16, 2009

99.2	Description of FY2010 Salary and Bonus Arrangements for Certain Executive Officers